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                         ADDENDUM TO LEASE BETWEEN
                     VIRAGEN, INC.  AND MEDICORE, INC.
                         DATED DECEMBER 8, 1992

     WHEREAS, Viragen, Inc., a Delaware corporation ("Lessor") is the owner of property located at 2343 West 76th Street, Hialeah, Florida and has entered into a Lease dated December 8, 1992 ("Lease") with Medicore, Inc. ("Lessee"); and

     WHEREAS, the parties to the Lease are mutually desirous of adding the following terms and provisions to the Lease as hereinafter set forth.

     NOW, THEREFORE, in consideration of the sum of ten ($10) dollars and other good and valuable consideration paid by each party to the other, the receipt and sufficiency hereby acknowledged by both parties, and further consideration of the extension of funds by Lessee to the Lessor as other-wise acknowledged by the parties and as provided for herein, Lessor and Lessee do hereby covenant and agree as follows:

     1. All of the recital clauses hereinabove set forth are hereby incorporated by reference as though set forth and at length herein.

     2. Lessor agrees to pay to Lessee, either through insurance reim-bursement Lessor receives for damages to its Premises as a result of the recent hurricane ("Storm Damage") and/or to the extent certain repairs and leasehold improvements are not subject to the insurance reimbursement, then through rental adjustments and reductions as otherwise provided for herein, such sums necessary for (i) maintenance and repair of the Premises ("Maintenance") due to the Storm Damage (such Main-tenance being a requirement of Section 7.1 of the Lease incumbent upon the Lessor), and (ii) leasehold improvements necessary to accommodate Lessor in order for Lessor to lease the Premises ("Leasehold Improvements"), both (i) Maintenance and (ii) Leasehold Improvements being the contingency and basis for Lessor having entered into the Lease.

          Lessor has been dependent upon Lessee for funds to operate since Lessor's inception in 1980, and Lessor is and was, at the date of the execution of the Lease, indebted to Lessor for advances up to approximately $450,000 of which $350,000 is evidenced by a promissory note and secured by mortgage on the Premises held by Lessee.

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          As of the date of this Addendum, the Maintenance expenses
          (exclusive of roof repair) and the expenses for Leasehold Improvements amounted to $39,542. These sums were advanced by Lessee to Lessor with the understanding and agreement of the Lessor and Lessee that said sums were to be repaid by Lessor to Lessee as provided for in this Addendum. Of said aggregate sum, Lessor has repaid to Lessee from its insurance proceeds for the Storm Damage $15,000 resulting in a balance due from Lessor to Lessee under the terms of this Addendum for Maintenance and Leasehold Improvements of $24,542 ("Aggregate Sum"). To the extent that Lessor is unable to make a cash reimbursement from its insurance proceeds for the Maintenance or otherwise make repayments for the Leasehold Improvements, then the Aggregate Sum shall be reduced in full, without interest, through and by deductions from rental payments due by Lessee under the Lease, commencing from the date hereof through the term of the Lease in successive continuous monthly deductions until the Aggregate Sum is fully paid and satisfied, subject to Section 3, below.

     3. Lessor and Lessee understand and agree that there remain additional Maintenance and Leasehold Improvements to be accom-plished, including but not limited to replacing the lawn, painting, wallpaper, etc., which when properly documented and such funds are extended by Lessee to Lessor, will be added to the Aggregate sum as defined under Section 2 of this Addendum and shall be repaid as otherwise provided in Section 2 hereof through cash repayment by Lessor to Lessee or rental adjustments and deductions due under the Lease as otherwise set forth in Section 2 hereinabove.

     4. The roof repair to the extent of approximately $36,000 is not included in the Aggregate Sum nor in this Addendum.

     5.   The Lease otherwise remains in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of this 15th day of January, 1993.

ATTEST:                         VIRAGEN, INC.

/s/ Lawrence E. Jaffe           By /s/ Dennis W. Healey
---------------------------       -----------------------------
Lawrence E. Jaffe                 DENNIS W. HEALEY, President
Secretary

ATTEST:                         MEDICORE, INC.

/s/ Lawrence E. Jaffe           By /s/ Thomas K. Langbein
---------------------------       -----------------------------
Lawrence E. Jaffe                 THOMAS K. LANGBEIN, President
Secretary